FINANCIAL FEDERAL CORPORATION
                      RESTRICTED STOCK AGREEMENT

Financial Federal Corporation, a Nevada corporation (the
"Company"), hereby awards shares of Restricted Stock ("Shares") to the Participant named below pursuant to the Company's 2001 Management Incentive Plan (the "Plan"). The terms and conditions of the Award are set forth in this cover sheet, the attached Restricted Stock Agreement and in the Plan.


Date of Award:

Name of Participant:

Participant's Social Security Number:

Number of Shares of Restricted Stock Awarded:

Amount Paid by Participant for the Shares of Restricted Stock Awarded:

Aggregate fair market value of Restricted Stock on Date of Award:

By signing this cover sheet, you agree to all of the terms and conditions described in the Plan and the attached Restricted Stock Agreement. You are also acknowledging receipt of this Agreement.

Company:                               Participant:




By:    ---------------------------     --------------------------
        Michael C. Palitz
     Executive Vice President


By:    ---------------------------
     Troy H. Geisser
     Senior Vice President



Attachment


                             FINANCIAL FEDERAL CORPORATION
                              RESTRICTED STOCK AGREEMENT

Other Agreements     You and the Company agree to execute such further
instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

This Agreement, the Plan and the attached Exhibits constitute the entire understanding between you and the Company regarding this Award of Restricted Stock. Any prior agreements, commitments or negotiations are superseded.

Award of Restricted Stock     The Company awards you the number of shares of
Restricted Stock shown on the cover sheet of this Agreement. The Award is subject to the terms and conditions of this Agreement.

Vesting     As long as you render continuous service to the Company (or its parent, subsidiary or affiliate), you will become vested as to 25% of the total number of shares of Restricted Stock awarded, as shown above on the cover sheet, on the first anniversary of the Date of Award. Thereafter, the Restricted Stock vests at the rate of 25% on each anniversary of the Date of Award.

In the event that your service ceases prior to the fourth anniversary of the Date of Award, you will forfeit to the Company all of the unvested Restricted Stock subject to this Award.

In the event that you die while employed on a full time basis by the Company or any Subsidiary or Affiliate thereof and you were continuously employed by the Company or any Subsidiary or Affiliate, the vesting provision above shall be accelerated so that you shall be fully one hundred percent (100%) vested in all of the Restricted Stock granted to you herein.

Forfeiture     Notwithstanding anything to the contrary in the Plan or this
Agreement, if (a) you violate any of the provisions in the representations section below or (b) you, at any time during your employment or within twelve months after termination of your employment, engage in any activity in competition with any business activity of the Company, or inimical, contrary or harmful to the interests of the Company, including, but not limited to:
(i) conduct related to your employment for which either criminal or civil penalties against you may be sought, (ii) accepting employment with or serving as a consultant, advisor or in any other capacity to an employer that is in competition with or acting against the interests of the Company, or
(iii) participating in a hostile takeover attempt, tender offer or proxy contest, then you agree to all of the following:
      Your stock award shall terminate and be forfeited effective the date on which you entered into such activity, unless terminated or forfeited sooner by operation of another term or condition of this Agreement or Plan; and
      Any stock under this Agreement that vested during the Forfeiture Period shall be immediately forfeited and any gain realized by you from the sale of stock acquired under this Agreement that you sold during the Forfeiture Period shall be promptly paid by you to the Company. The "Forfeiture Period" shall mean the period commencing twelve months prior to your termination of employment and ending twelve months after your termination of employment.

Escrow     The certificates for the Restricted Stock shall be deposited in escrow with the Secretary of the Company (or his designee) to be held in accordance with the provisions of this paragraph. Each deposited certificate shall be accompanied by a duly executed Assignment Separate from Certificate in the form attached hereto as Exhibit A. The deposited certificates, shall remain in escrow until such time as the certificates are to be released or otherwise surrendered for cancellation as discussed below. Upon delivery of the certificates to the Company, you shall be issued an instrument of deposit acknowledging the number of Shares of Restricted Stock delivered in escrow to the Secretary of the Company.

     All regular cash dividends, if any, on the Restricted Stock shall be paid directly to you and shall not be held in escrow.
The Restricted Stock held in escrow hereunder shall be subject to the following terms and conditions relating to their release from escrow or their surrender to the Company:
      When your interest in the Restricted Stock vests as described above, the certificates for such vested Restricted Stock shall be released from escrow and delivered to you, at your request, in accordance with the following schedule.
      The initial release of any vested Restricted Stock from escrow shall be effected within thirty (30) days following the expiration of the one (1) year period measured from the Date of Award. Subsequent releases of vested Restricted Stock from escrow shall occur on a yearly basis.
      Upon termination of your service, any unvested Restricted
Stock shall be surrendered to the Company.

Sale of the Company     The Restricted Stock shall automatically vest
(subject to divestment) in the event there is a sale of all or substantially all of the assets or stock of the Company (the "Sale of Company") and you have continuously provided service from the Date of Award shown on the cover sheet to the effective date of the Sale of Company. If your employment with the Company (or its successor) is terminated for any reason, other than by the Company without Cause, before the first anniversary of the Sale of Company, you will forfeit and issue to the Company the number of shares (or the equivalent value in cash using the fair market value of the shares on the date of the Sale of Company) whose vesting accelerated because of the Sale of Company and to which would not have otherwise been vested under the vesting schedule above. In the event that there is a Sale of the Company and you are terminated by the Company or its successor without cause prior to the first anniversary of the date of the Sale of the Company, then all of your shares of Restricted Stock shall not be subject to the forfeiture provisions herein.

Code Section 83(b) Election     You represent and warrant that you understand
the Federal, state and local income tax consequences of the granting of this Restricted Stock. Under Section 83 of the Internal Revenue Code of 1986, as amended (the "Code"), the fair market value (as determined by the Company in its sole discretion) of the Restricted Stock on the date any forfeiture restrictions applicable to such Restricted Stock lapse will be reportable as ordinary income at that time. For this purpose, "forfeiture restrictions" include surrender to the Company of unvested Restricted Stock as described above. You may elect to be taxed at the time the Restricted Stock is acquired to the extent that the fair market value of the Restricted Stock exceeds the amount of consideration paid by you (if any) for such Restricted Stock at that time rather than when such Restricted Stock ceases to be subject to such forfeiture restrictions, by filing an election under Section 83(b) of the Code with the Internal Revenue Service within thirty (30) days after the Date of Award. The form for making this election is attached as Exhibit B hereto. Failure to make this filing within the thirty (30) day period will result in the recognition of ordinary income by you (in the event the fair market value of the Restricted Stock increases after the date of purchase) as the forfeiture restrictions lapse. YOU ACKNOWLEDGE THAT IT IS YOUR SOLE RESPONSIBILITY, AND NOT THE COMPANY'S, TO FILE A TIMELY ELECTION UNDER CODE SECTION 83(b), EVEN IF YOU REQUEST THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON YOUR BEHALF. YOU ARE RELYING SOLELY ON YOUR OWN ADVISORS WITH RESPECT TO THE DECISION AS TO WHETHER OR NOT TO FILE A CODE SECTION 83(b) ELECTION.

Leaves of Absence     For purposes of this Agreement, while you are a common-
law employee, your service does not terminate when you go on a bona fide leave of absence that was approved by the Company (or its parent, subsidiary or affiliate) in writing, if the terms of the leave provide for continued service crediting, or when continued service crediting is required by applicable law. Your service terminates in any event when the approved leave ends, unless you immediately return to active work.
The Company determines which leaves count for this purpose, and when your service terminates for all purposes under this Agreement.

Voting and Other Rights     Subject to the terms of this Agreement, you shall
have all the rights and privileges of a stockholder of the Company while the Restricted Stock is held in escrow, including the right to vote and to receive dividends (if any).

Restrictions on Issuance     The Company will not issue any Restricted Stock
or Shares if the issuance of such Restricted Stock or Shares at that time would violate any law or regulation.

Withholding Taxes     The release of the Restricted Stock from escrow will
not be allowed unless you make acceptable arrangements to pay any withholding or other taxes that may be due.

Restrictions on Resale     By signing this Agreement, you agree not to sell
any Restricted Stock prior to its vesting or sell any Shares acquired under this Award at a time when applicable laws, regulations or Company or underwriter trading policies prohibit sale.

No Retention Rights     This Agreement is not an employment agreement and
does not give you the right to be retained by the Company (or its parent, subsidiaries or affiliates) and you agree that you are an employee-at-will. The Company (or its parent, subsidiaries or affiliates) reserves the right to terminate your service at any time and for any reason.

Representations     You acknowledge that, while employed by the Company or any subsidiary or affiliate thereof, you will have access to confidential and proprietary information regarding the internal affairs, operations and customers (customer is defined herein as including, but not limited to, borrowers, makers, lessees, guarantors, vendors and manufacturers of the following: equipment, construction equipment, transportation equipment, buses, trailers, trucks, tractors, vehicles, manufacturing equipment, machine tools, waste equipment, recycling equipment and production equipment) of the Company and any subsidiary or affiliate thereof, including but not limited to, information contained in any internal memorandum, standard operating procedure manual, employee manual, customer or vendor lists, accounting records, computer-generated information, computer lists, computer reports, computer records, computer printouts or any software data or other information in any computer system of the Company or any subsidiary or affiliate thereof and other information which pertains to the business of the Company or any subsidiary or affiliate thereof, which is not disclosed by the Company or any subsidiary or affiliate thereof to the general public. By acceptance of this Agreement, you agree to keep secret and retain in strictest confidence and not to disclose, at any time, all confidential matters, proprietary information which relate to the Company or any subsidiary or affiliate thereof including, without limitation, customer lists, trade secrets, internal memoranda, policies of the Company and other confidential business affairs of the Company and its subsidiaries or affiliates thereof and agrees not to disclose any of the foregoing information, at any time, without the prior written consent of a duly authorized officer of the Company.

You further agree that, for 120 days from the date that your employment by the Company or any subsidiary or affiliate thereof ends; (1) You shall not, either directly or indirectly, solicit business from any existing or prospective customer(s) of the Company or any subsidiary or affiliate thereof and (2) You shall not, either directly or indirectly, agree to hire, solicit or recruit on behalf of your new employer, or through your new employer, any employee of the Company or any subsidiary or affiliate thereof for any job, employment or consulting, in the Company's or any subsidiary's or affiliate's industry or with any company which competes with the Company or any subsidiary or affiliate thereof. For purposes of this paragraph, a "prospective customer" includes but is not limited to, a person, corporation, partnership or other business entity with whom one or more financing and/or leasing transactions has been discussed within the twelve months prior to termination of your employment with the Company, or any subsidiary or affiliate thereof. The provisions of this representations section shall survive any expiration or termination of this Agreement.

Applicable Law     This Agreement will be interpreted and enforced under the
laws of the State of New York and construed accordingly, including any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction. This Agreement may not be amended, altered, waived or modified unless it is in writing and signed by you and an officer of the Company who has the title of Executive Vice President or higher. This Agreement and the Plan represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements between the parties. The rights and remedies of the Company, its subsidiaries and affiliates hereunder shall be cumulative and not alternative. No delay or failure on the part of the Company, its subsidiaries or its affiliates in exercising any rights hereunder shall operate as a waiver of such or of any other rights. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable. YOU HEREBY WAIVE THE RIGHT TO HAVE A TRIAL BY JURY IN ANY LITIGATION, ACTION, CAUSE OF ACTION, COUNTERCLAIM, CASE, ARBITRATION OR PROCEEDING BETWEEN YOU AND THE COMPANY, ITS SUBSIDIARIES OR AFFILIATES.

__________________
In consideration of the Company granting you this Restricted Stock, please acknowledge your agreement to fully comply with all of the terms and provisions contained herein by signing this Agreement in the space provided above and returning it promptly to:

Financial Federal Corporation
Attention: Troy H. Geisser, Secretary


EXHIBIT A
ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED and pursuant to that certain Restricted Stock
Agreement dated as of                  , the undersigned hereby sells,
assigns and transfers unto the Company        shares of the Common Stock of
Financial Federal Corporation, a Nevada corporation, standing in the undersigned's name on the books of said corporation represented as follows:

Certificate No. ____________ in the amount of       shares;
Certificate No. ____________ in the amount of       shares;
Certificate No. ____________ in the amount of       shares;
and
Certificate No. ____________ in the amount of       shares;

herewith, and does hereby irrevocably constitute and appoint the Secretary or his designee attorney-in-fact to transfer the said stock on the books of the said corporation with full power of substitution in the premises.

Dated: